UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 22, 2020

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Repricing of Outstanding Options

Effective as of April 22, 2020, the board of directors (the “Board”) of Equillium, Inc. (the “Company”) repriced certain outstanding options to purchase shares of the Company’s common stock (the “Common Stock”) held by employees of the Company, including executive officers (other than officers serving on the Board) that had exercise prices in excess of the current trading price of the Company’s Common Stock and were granted under the Company’s 2017 Equity Incentive Plan or 2018 Equity Incentive Plan (such options, the “Options”). As a result of the repricing, the exercise price per share of the Options was lowered to $2.45 per share, the closing price of the Common Stock on April 22, 2020. Krishna R. Polu, M.D., Executive Vice President, Research and Development and Chief Medical Officer of the Company and Jason A. Keyes, Chief Financial Officer of the Company, are certain of the executive officers who hold Options subject to the repricing.  Our Chief Executive Officer’s stock options were not repriced.

The Board effectuated the repricing to realign the value of the Options with their intended purpose, which is to retain and motivate the holders of the Options to continue to work in the best interests of the Company and its stockholders. Prior to the repricing, many of the Options had exercise prices well above the recent market prices of the Common Stock, including prior to the recent market volatility that has generally been associated with the coronavirus (COVID-19) pandemic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: April 24, 2020	By:	/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer